SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549






                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                  Date of Report:  June 28, 1995



                   ROBOTIC VISION SYSTEMS, INC.
        (Exact name of Registrant as specified in charter)



  Delaware                  0-8623                    11-2400145
(State or other        (Commission File No.)        (IRS Employer
jurisdiction of                                   Identification Number)
incorporation)



    425 Rabro Drive East, Hauppauge, New York            11788
    (Address of principal executive offices)           (Zip Code)



  Registrant's telephone number, including area code:  (516) 273-9700



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ITEM 5.   OTHER EVENTS

          On June 28, 1995, Robotic Vision Systems, Inc. ("Registrant") consummated a private sale of an aggregate of 1,110,000 shares of its Common Stock, $.01 par value, at a price of $9.00 per share to 30 persons, all of whom were "accredited investors", as such term is defined in Rule 501, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), from which Registrant derived gross proceeds of $9,990,000. Registrant has agreed to file a registration statement under the Securities Act covering these shares for the respective accounts of the purchasers thereof no later than December 27, 1995.

        Arnhold and S. Bleichroeder, Inc. ("Bleichroeder") acted as Registrant's agent in connection with Registrant's sale of these shares. In consideration of its services, Bleichroeder was paid a commission equal to 5% of the gross proceeds, or $499,500, and received a warrant, initially exercisable at $9.00 per share through June 27, 2000, subject to anti-dilution adjustments, to acquire up to 33,300 shares of Registrant's Common Stock. Bleichroeder has been afforded like registration rights with respect to the shares of Common Stock issuable upon exercise of this warrant.

          Exemption from registration under the Securities Act is claimed for the sale of these shares in reliance upon the exemption afforded by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 11, 1995          ROBOTIC VISION SYSTEMS, INC.
                                      (registrant)



                              By: /s/Robert H. Walker
                                  Robert H. Walker
                                  Executive Vice President